Exhibit 10.22


          AMENDMENT TO SUPPLEMENTAL RETIREMENT AGREEMENT

     THIS AMENDMENT is made and entered into as of the 23rd day of March, 2000, by and between INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "Company"), having its principal offices at 200 East Lake Street, Wayzata, Minnesota 55391, and FRANK W. BONVINO, whose principal residence is located at 5518 West Highwood Drive, Edina, MN 55436 ("Bonvino").

     WHEREAS, the Company and Bonvino entered into that certain
Supplemental Retirement Agreement, dated September 20, 1996, and accepted by Bonvino on September 27, 1996, a copy of which is attached as Exhibit A hereto (the "Agreement"); and

     WHEREAS, the Company and Bonvino wish to amend the Agreement to clarify the parties' intent that the Agreement and its terms and provisions do not supercede or modify the terms and provisions of the Revised and Restated Severance Agreement, dated as of September 17, 1993, between the Company and Bonvino, as hereinafter provided.

     NOW, THEREFORE, in consideration of the preceding recitals and the terms and conditions hereinafter set forth, the Company and Bonvino agree to amend the Agreement, effective as of the date of this Amendment set forth above, as follows:

     1. The Agreement is hereby amended by inserting the following new Section 3.6:

     "3.6 Effect of Agreement. This Agreement does not supersede or modify in any respect that certain Revised and Restated Severance Agreement, dated as of September 17, 1993, between the Company and Bonvino (the "Severance Agreement"), which shall continue in full force and effect. The Company and Bonvino agree and acknowledge that the severance benefit provided for under Section II of this Agreement is in addition to, and not in lieu of, any amounts that the Company is obligated to pay to Bonvino under the terms and provisions of the Severance Agreement."

     2. Except as modified by this Amendment, the terms and conditions of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the day and year first above written.

                           INTERNATIONAL MULTIFOODS CORPORATION
ATTEST:

/s/ Timothy J. Keenan       By: /s/ Gary E. Costley
Assistant Secretary             Gary E. Costley
                               Chairman of the Board, President
                                 and Chief Executive Officer

WITNESS:

/s/ Denise M. Kuntz         /s/ Frank W. Bonvino
                               Frank W. Bonvino